Exhibit 99.1

FOR IMMEDIATE RELEASE

TURNING POINT BRANDS NAMES ROBERT LAVAN CHIEF FINANCIAL OFFICER; PROMOTES BRIAN WIGGINTON TO VICE PRESIDENT – FINANCE, CHIEF ACCOUNTING OFFICER AND BRAD BEARD TO VICE PRESIDENT – FINANCE, BUSINESS PLANNING

LOUISVILLE, KY. (March 13, 2018) -Turning Point Brands, Inc. (NYSE:TPB), a leading provider of Other Tobacco Products (“OTP”), today announced that Robert Lavan has been appointed as the Company’s Chief Financial Officer, effective immediately. Brian Wigginton, the Company’s current Chief Accountant, will be promoted to Vice President – Finance, Chief Accounting Officer and Brad Beard, the Company’s current Controller, will be promoted to Vice President – Finance, Business Planning.

Mr. Lavan has an extensive background with both publicly traded and private-equity backed companies and brings to the Company experience in developing eCommerce platforms, expanding distribution networks, IT infrastructure and execution of mergers and acquisitions. In 2017, Mr. Lavan served as Chief Financial Officer of General Wireless Operations, Inc., where he was responsible for revamping the company’s financial reporting systems and building a robust distribution platform that linked multiple eCommerce sites and Amazon. Before that, Mr. Lavan worked at Standard General LP, The Blackstone Group, SAC Capital and J. Goldman & Co. LP in various analyst and portfolio manager roles covering a wide range of industries, including tobacco, packaging and eCommerce. Standard General LP is the majority shareholder of Standard Diversified Opportunities Inc. (OTC:SDOI), TPB’s majority shareholder. Mr. Lavan has a B.S. in Engineering from the University of Pennsylvania.

Commenting on the appointment, TPB’s President and CEO Larry Wexler said, “We are thrilled to welcome Bobby to our leadership team as we enter our next stage of growth. We certainly expect that Bobby’s depth of experience with acquisitions, transaction finance, accounting and negotiations will prove to be an invaluable asset as we continue to scale and expand our operations.”

Mr. Lavan will succeed the Company’s previous CFO, Mark A. Stegeman, who has resigned from his positions as Senior Vice President and CFO, effective immediately. Mr. Stegeman’s departure does not reflect any disagreement with the Company and is not related to the Company’s operational performance or financial condition.

Mr. Wexler commented, “On behalf of the entire Turning Point Brands team, we’d like to thank Mark for his hard work and dedication during his tenure with the Company, including his significant contributions in guiding us through our IPO. Mark also led our team in the simplification of our credit arrangements, reducing our interest expense and providing greater flexibility in the execution of our growth and acquisition strategies. We wish him success in his future endeavors.”

TPB today also announced the appointment of Brian Wigginton to serve as TPB’s Vice President – Finance, Chief Accounting Officer (“CAO”) and the appointment of Brad Beard to Vice President – Finance, Business Planning.

Mr. Wigginton joined TPB in November 2016 as Vice President and Chief Accountant. Mr. Wigginton joined TPB from GE Appliances, where he first served as technical controller and later as Assistant Controller, serving as an accounting resource for the appliance and lighting businesses with annual revenues exceeding $8.9 billion. Before GE Appliances, Mr. Wigginton was a Senior Manager at Ernst & Young LLP, where he spent over 9 years in a variety of senior accounting roles. Mr. Wigginton holds a B.S. in accounting and a B.A. in management from the University of Kentucky and is a Certified Public Accountant.

Mr. Beard joined TPB in October 2016 as Vice President and Controller. Mr. Beard has more than 20 years of experience in financial and accounting operations and has served in a variety of roles for both public and private companies. Earlier in his career, Mr. Beard served as an Audit Manager for Ernst & Young LLP. Mr. Beard is a Certified Public Accountant and earned a B.S. in accounting from the University of Kentucky.

Mr. Wexler commented, “Brian’s keen financial acumen makes him the ideal Chief Accounting Officer. Brad has worked feverishly integrating and driving reporting standards for the three important acquisitions we have done over the past year.”

About Turning Point Brands, Inc.

Louisville, Kentucky based Turning Point Brands, Inc. (NYSE: TPB) is a leading U.S. provider of Other Tobacco Products. TPB, through its three focus brands, Stoker’s® in Smokeless products, Zig-Zag® in Smoking products and the VaporBeast® distribution engine in NewGen products, generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure. TPB does not sell cigarettes. More information about the Company is available at its corporate website, www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contacts:

Media -- Terry McWilliams, President, Mozaic Investor Relations, Inc.
ir@tpbi.com (502) 774-9238